Exhibit 99.1

News

Contacts:

Media
Sheryl Williams
610-738-6493
swilliam@cephalon.com

Investors
Robert (Chip) Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Files Patent Infringement Lawsuit

Against Watson Pharmaceuticals

Frazer, Pa., – June 3, 2008 – Cephalon, Inc. (Nasdaq: CEPH) today announced that it and its wholly-owned subsidiary CIMA LABS INC. have filed a lawsuit in U.S. District Court in Delaware against Watson Pharmaceuticals, Inc. and its wholly–owned subsidiary, Watson Laboratories, Inc., for infringement of U.S. Patent Nos. 6,200,604 and 6,974,590, which cover methods of use for the Cephalon product FENTORA® (fentanyl buccal tablet) [C-II]. The 6,200,604 and 6,974,590 patents do not expire until 2019. FENTORA was approved by the U.S. Food and Drug Administration (FDA) in September 2006 for the management of breakthrough pain in patients with cancer who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain.

The lawsuit is based upon an Abbreviated New Drug Application (ANDA) filed by Watson seeking FDA approval for a generic equivalent of fentanyl buccal tablets to be sold in the United States. Watson alleges that the above two FENTORA patents are invalid, unenforceable and/or will not be infringed by Watson’s manufacture, use or sale of the product described in its ANDA.

“We believe that the proposed Watson ANDA product infringes our patents,” said Jerry Pappert, Executive Vice President and General Counsel. “The FENTORA patents were approved by the United States Patent and Trademark Office based on the results of extensive research by CIMA LABS. We continue to believe that our patent position for this product is strong and intend to vigorously defend our intellectual property.”

The filing of this lawsuit is provided for by the Hatch-Waxman Act, a federal statute governing certain aspects of generic drug approvals. Under that statute, the filing of the lawsuit stays any FDA approval of the Watson ANDA until the earlier of a district court judgment in favor of Watson or 30 months from the company’s April 2008 receipt of a Paragraph IV certification letter from Watson.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction.  A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe.  U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.  The company’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: TREANDA® (bendamustine hydrochloride) for injection, AMRIX® (Cyclobenzaprine Hydrochloride Extended-Release Capsules), PROVIGIL® (modafinil) Tablets [C-IV], FENTORA, TRISENOX® (arsenic trioxide) injection, VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts, including statements regarding whether the Watson ANDA product infringes the FENTORA patents, the strength of Cephalon’s patent position for FENTORA or Cephalon’s intention to defend the FENTORA intellectual property. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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